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                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by Summa Four, Inc., a Delaware corporation, with its principal place of business at Manchester, New Hampshire (the "Company"), and Philip T. Coates (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. EMPLOYMENT AT WILL. The Company hereby agrees to employ the Employee as an employee at will, and the Employee hereby accepts such employment with the Company, upon the terms set forth in this Agreement, for the period commencing on June 1, 1997 (the "Commencement Date") and ending on the date the Employee's employment is terminated in accordance with the provisions of Section 4 (such period, the "Employment Period").

2. TITLE, CAPACITY. The Employee shall serve as the Company's Vice President, International Sales, currently reporting to the Vice President, World-Wide Sales, or in such other more senior or responsible position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's United Kingdom location, or such place or places elsewhere internationally or in the continental United States as the Board shall reasonably determine and the Employee shall agree, for a minimum of twelve months from the Commencement Date. Upon completion of the minimum twelve months period from the Commencement Date,


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the Agreement will continue in force subject to the sections 4. Through 4.4 of this Agreement. The Employee's performance and salary will be reviewed annually and Employee will be eligible for merit increases in line with the company's policy. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer of the Company as may be designated by the Board.

The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

3.   COMPENSATION AND BENEFITS.

     3.1 SALARY. The Company shall pay the Employee, in bi-weekly installments, an annual base salary of US$125,000 (less any applicable deductions for taxes, etc.) for the period beginning on the Commencement Date, subject to adjustment thereafter as determined annually by the Board at its first regular meeting following its receipt of the Company's audited financial results for its preceding fiscal year. The Employee shall receive the full benefit of the Company's Tax Equalization Program such that the Employee shall not incur liability for taxes on wages or other benefits in excess of that which would have been incurred if he was located in the United States.

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     3.2  BONUS. For such period ending March 31, 1998, the Employee shall be eligible for commissions and bonuses approximating to $US86,000 at goal as laid out in the Company Compensation Agreement signed in May 1997 with subsequent amendments. In order for the Employee to be entitled to payment of his commissions and bonus, he must be actively employed by the Company on the date they are earned, in accordance with the Company's Compensation Plan signed by Employee. For periods subsequent to March 31, 1998, the Employee shall be entitled to participate in such commission and bonus programs, if any, as may be established from time to time by its Board of Directors.

     3.3 GOODS AND SERVICES ALLOWANCE. The Company agrees to pay the Employee $1388.11 bi-weekly as an offset for the higher costs of goods and services in London. Payments will be less any applicable deductions for taxes, etc., commencing with the Employee's move to London and concluding with his return to the United States or any change in location of assignment.

     3.4 HOUSING ALLOWANCE. The Company agrees to pay the Employee 16,900 Pounds Sterling quarterly as an offset for the higher cost of housing in London. Payments will be less any applicable deductions for taxes, etc., commencing with the Employee's move to London and concluding with his return to the United States or any change in location of assignment. In the event that the Employee's employment is terminated by the employer after the twelve month period from the Commencement date, the employer will be responsible for the rent and costs associated with any unused portion of the Employee's housing accommodations.

     3.5 AUTOMOBILE ALLOWANCE. The Company agrees to pay the Employee 861.28 Pounds Sterling per month to provide for use of an automobile while in London. Payments will

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          be less any applicable deductions for taxes, etc., commencing with the
          Employee's move to London and concluding with his return to the United States or any change in location of assignment.

     3.6 MOVING EXPENSES. The Company shall cover reasonable moving and travel expenses associated with the Employee and his immediate family relocating to London. As provided under policy, the Company will also cover reasonable moving and travel expenses relating to the Employee's return to the United States at the completion of one (1) year from the Commencement Date or such earlier date that the Company chooses or later date mutually agreed upon.

     3.7 FRINGE BENEFITS. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, and to vacations in accordance with the Company's vacation policy.

     3.8 Reimbursement OF EXPENSES. The Company shall reimburse the Employee for all gasoline used by the Employee in one automobile owned or leased by him and for reasonable travel, entertainment and other expenses incurred, per the Company's Travel and Entertainment Policy, or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, as more fully described in section 12.5.3, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that (i) the amount available for such travel, entertainment and other expenses may be fixed in advance by senior management or the Board and (ii) amounts so reimbursed for

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          gasoline will be included in Employee's taxable income except as so documented as a business expense.

     3.9 STOCK OPTION. Subject to Board approval, the Employee shall be granted an incentive stock option to purchase 18,670 shares (5,000 of which are to be re-issued shares to replace the 5,000 shares the employee received on April 1, 1996) of the Company's common stock under its 1993 Stock Incentive Plan (the "Plan"). The option price shall be the closing price on the first Monday in May, 1997. The option to purchase 18,670 shares shall vest over three years at 33 1/3% per year. If, in the future, the Board votes to shorten the vesting schedule for Officers generally, then any of the Employee's unvested shares would fall under the new, more favorable vesting schedule. Stock options granted may be exercised by the Employee, to the extent vested in accordance with the terms of the Plan. If, after completing six months of service, Employee's employment is involuntarily terminated by the Company for any reason other than "Cause", any unvested shares, which would have otherwise vested within 12 months of such involuntary termination, shall vest immediately.

4. EMPLOYMENT TERMINATION WITHOUT CAUSE. The Employee shall have the status of an employee at will. The Company may terminate the Employee's employment at any time without cause. The Employee has no obligation to remain employed by the Company and may terminate his employment at any time.

     4.1 TERMINATION FOR CAUSE. In the event the Employee's employment is terminated for cause the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. For purposes of this Agreement, "cause" for termination shall be deemed to exist upon (a) alcohol or drug abuse affecting the

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          performance of Employee's duties, theft, embezzlement, fraud, absenteeism, dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

     4.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs, as well as any benefits due Employee under the benefits programs, e.g., life insurance. For purposes of this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

     4.3 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If the Employee's employment is terminated by the Company for any reason other than for cause, the Company shall continue paying the Employee's current base salary and insurance benefits, after the Employee's termination of employment, for up to six (6) months (the "Severance Benefit"). Payment of the Severance Benefit shall cease upon the earlier of (a) the date six (6) months after the Employee's date of

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          termination, or (b) the date the Employee begins employment with another employer (or is re-employed by the Company).

     4.4 TERMINATION FOLLOWING CHANGE IN CONTROL. If the Employee's employment is terminated by the Company for any reason other than cause within one year after a change in control, or the Employee experiences a substantial diminution in the nature or status of his responsibilities from those set forth in his job description, and the Employee chooses to terminate employment, the Company shall continue paying the Employee's current base salary and benefits, after the Employee's termination of employment, for up to twelve (12) months (the "Severance Benefit"). Payment of the Severance Benefit shall cease upon the earlier of (a) the first anniversary of the Employee's date of termination, or (b) the date the Employee begins employment with another employer (or is re-employed by the Company). For the purposes of this paragraph, a change in control is defined as provided for in Attachment "A".

5. REIMBURSEMENT TO THE COMPANY. In the event that the Employee terminates his employment with the Company other than for illness or injury within one (1) year from the Commencement date as defined in paragraph one (1) of this Agreement, the Employee agrees to reimburse the Company for the full amount of the Goods and Services Allowance (as specified under provision 3.3) and the full amount the Company paid for the Employee's moving and travel expenses associated with his move to London (as specified under provision 3.6).

6.   NON-COMPETE.

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     (a) During the Employment Period and for a period of twelve (12) months after the Employee's termination of employment for any reason, the Employee will not knowingly directly or indirectly:

          (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), render any services to any business engaged in the design, manufacture or sale of programmable switches (including, without limitation, Excel) or to any non-legacy switch manufacturer (including, without limitation, Sattel) or any major original equipment manufacturer customer of Excel (including, without limitation, Boston Technology, Glenayre or Access Line); or

          (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

          (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

     (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or too broad a geographic area, it shall be

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     interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

7. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

8. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

10. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

11. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Hampshire.

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12.  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

13.  MISCELLANEOUS.

     13.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     13.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     13.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     13.4 The Employee shall be entitled to indemnification as an Officer of the Company under the Company's by-laws and charter.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this fourteenth day of February, 1998.


SUMMA FOUR, INC.                      PHILIP T. COATES

By: /s/ Todd P. Hausmann              By: /s/ P. Coates
   -------------------------------       ---------------------------------------

Title: V.P. Worldwide Sales           Title: Vice President, International Sales
       ---------------------------          ------------------------------------


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                                 ATTACHMENT "A"

For the purposes of this Agreement, a change of control shall be deemed to have occurred if at any shareholders meeting fifty percent (50%) of the total shares voting of the shares of the Company's common stock outstanding are voted either directly or by proxy for a person or persons other than those nominated by the Company's Board of Directors or if the individuals who, as of the date hereof, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved of by a vote of at least a majority of the Directors then comprising the Board, shall be, for the purposes of this Agreement, considered as though such person was a member of the Board as of the date hereof.



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                                   ADDENDUM A

     Summa Four agrees to waive the recovery of any overpayment of the Goods and Services Allowance in 3.3.3, which may have been paid to Employee between June 1, 1997 and December 4, 1997 following Employee's relocation from Singapore to London.

SUMMA FOUR, INC.                      PHILIP T. COATES

By: /s/ Lacey Achausmann              By: /s/ P. Coates
   -------------------------------       ---------------------------------------

Title: Director, Human Resources      Title: Vice President, International Sales
       ---------------------------          ------------------------------------

Date 3/11/98                          Date 3.28.98
     -----------------------------         -------------------------------------

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